EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2008 relating to the consolidated financial statements of ADA-ES, Inc. and subsidiaries as of December 31, 2007 and for the year then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

September 18, 2008

Denver, Colorado